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                                                                     EXHIBIT 5.1
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                       LEGAL OPINION OF NANCY KENLEY, ESQ.

                                                                 May 25, 2000
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:               S1 Corporation

Gentlemen and Ladies:

                  As Corporate Legal Counsel to S1 Corporation, a Delaware corporation ("S1"), I am furnishing this opinion letter in connection with S1's registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the registration on behalf of certain selling stockholders named therein of up to 877,422 shares of S1 common stock, par value $0.01 per share (the "Shares"). All of the Shares were issued upon the acquisition of Q-Up Systems, Inc. ("Q-UP") by S1 pursuant to an Agreement and Plan of Merger by and among S1, Q-Up, Austin Acquisition Corporation and the stockholders of Q-Up who are signatories thereto, dated as of March 6, 2000 (the "Q-Up Agreement") and upon the acquisition of Davidge Data Systems ("Davidge") by S1 pursuant to an Agreement and Plan of Merger by and among S1, Davidge, Delta Acquisition Corporation, and the shareholders of Davidge who are signatories thereto dated January 18, 2000 (the "Davidge Agreement" and together with the Q-Up Agreement, the "Agreements"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, I have examined copies of the following documents:

                  1.       An executed copy of the Agreements.

                  2.       An executed copy of the Registration Statement.

                  3.       The Certificate of Incorporation of S1.

                  4.       The Bylaws of S1.

                  5. Resolutions of the Board of Directors of S1 adopted at meetings held on January 6, 2000 and March 6, 2000 relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original

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documents of all documents submitted to me as copies (including telecopies).
This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. I express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, I am of the opinion that the Shares are validly issued, fully paid, and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  I hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                   Very truly yours,

                                                   /s/ NANCY K. KENLEY
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                                                   Nancy K. Kenley
                                                   Corporate Legal Counsel

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